                                                                    EXHIBIT 8.1




                                 September 15, 1995


Board of Directors
Insituform Mid-America, Inc.
17988 Edison Avenue
Chesterfield, Missouri 63005


Gentlemen:

        You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of ITI Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of Insituform Technologies, Inc. ("ITI"), with and into Insituform Mid-America, Inc. ("IMA"), as a result of which IMA would become a wholly owned subsidiary of ITI.

        In connection with the preparation of our opinion, we have examined and have relied upon the following:

       (i) The Agreement and Plan of Merger among ITI, Acquisition Corp. and IMA, dated as of May 23, 1995, including the exhibits and schedules thereto (the "Plan");

       (ii) ITI's Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on September 15, 1995 (the "Registration Statement");

       (iii) The representations and undertaking of ITI substantially in the form of Exhibit A hereto; and

       (iv) The representations and undertakings of IMA and certain holders of IMA Class A Common Stock, par value $0.01 per share ("IMA Common Stock"), and IMA Class B Common Stock, par value $.01 per share, substantially in the form of Exhibits B and C hereto, respectively.

        Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

Insituform Mid-America, Inc.
September 15, 1995

                                 OPINION

     Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

     1.  The Merger will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by reason of the application of section 368(a)(2)(E) of the Code, and IMA and ITI each will constitute a "party to a reorganization" within the meaning of section 368(b) of the Code.

     2. Each stockholder of IMA who exchanges, in the Merger, his or its shares of IMA Common Stock solely for shares of ITI Class A Common Stock, par value $0.01 per share ("ITI Common Stock"), and cash, if any, in lieu of a fractional share:

         a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

         b) will have an aggregate adjusted basis for the shares of ITI Common Stock received (including any fractional share of ITI Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate adjusted tax basis of the shares of IMA Common Stock surrendered (Code section 358(a)(1)); and

         c) will have a holding period for the shares of ITI Common Stock received (including any fractional share of ITI Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of IMA Common Stock surrendered were held, provided that the shares of IMA Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

     3. Each stockholder of IMA who receives, in the Merger, cash in lieu of a fractional share of ITI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by ITI. Provided that the shares of IMA Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's aggregate adjusted tax basis in the shares of ITI Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc.
77-41, 1977-2 C.B. 574).

                          * * * * * * * * * * * *

     We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those stockholders of IMA who acquired shares of IMA Common Stock

Insituform Mid-America, Inc.
September 15, 1995
pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of stockholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences discussed herein may become inapplicable.

     The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.



                               Very truly yours,

                               /s/ Thompson & Mitchell

                                                     Exhibit A

                                  CERTIFICATE

     The undersigned,        [Name]         ,          [Title]               of
                     -----------------------  ------------------------------
Insituform Technologies, Inc., a Delaware corporation ("ITI"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among ITI, ITI Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and Insituform Mid-America, Inc., a Delaware corporation ("IMA"), dated as of May 23, 1995, including the schedules and exhibits thereto, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for IMA, in rendering its opinion to IMA that the merger of Acquisition Sub with and into IMA (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the undertaking set forth in the final paragraph hereof and the representations recited herein will survive the Merger. The representations recited herein may only be relied upon by Thompson & Mitchell.

     The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF ITI, that:

          (1) Before the Merger, ITI will own all of the issued and outstanding stock of Acquisition Sub.

          (2) Before the Merger, Acquisition Sub will have no assets or liabilities other than assets, if any, received from ITI in connection with the Merger. ITI will cause IMA to retain such assets after the Merger.

          (3) Neither ITI nor any other member of ITI's "affiliated group" (as the quoted term is defined in Code section 1504) (the "ITI Affiliated Group") has owned, directly or indirectly, any stock of IMA since June 1, 1991.

          (4) No indebtedness between IMA or any other member of the IMA's "affiliated group" (as defined above) (the "IMA Affiliated Group"), on the one hand, and ITI or any other member of the ITI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section

453B) between IMA, on the one hand, and ITI or Acquisition Sub, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (5) The fair market value of the ITI Class A Common Stock, par value $0.01 per share ("ITI Common Stock"), to be received by each IMA stockholder in the Merger (including cash to be received in lieu of fractional shares of ITI Common Stock, if any) will be approximately equal to the fair market value of the IMA class A common stock, par value $0.01 per share ("IMA Common Stock"), surrendered in the Merger by each such stockholder.

          (6) The total cash consideration that will be paid in the Merger to the IMA stockholders in lieu of fractional shares of ITI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the IMA stockholders in exchange for their shares of IMA Common Stock. The fractional share interests of each IMA stockholder (as determined on the records of the exchange agent) will be aggregated, and no IMA stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of ITI Common Stock.

          (7) ITI, Acquisition Sub, IMA, and the stockholders of IMA will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that ITI may pay or assume those types of expenses of IMA that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

          (8) Except with regard to Transaction Costs (as defined below), neither ITI nor any other member of the ITI Affiliated Group will pay (or lend) any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any stockholder of IMA in connection with the Merger, and no liability to which IMA Common Stock is subject will be extinguished as a result of the Merger.

     For purposes of this representation, any payment (or loan) to or for the benefit of a IMA stockholder (including without limitation, any payment from IMA in the form of a dividend, distribution, or redemption, or any payment to a dissenter) with cash or other property furnished (or reimbursed), directly or indirectly, by ITI or any other member of the ITI Affiliated Group will be treated as a payment by ITI to or for the benefit of a stockholder of IMA.

     For purposes of this representation, the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to IMA stockholders with respect to the ITI Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (ii) for legal, accounting, and investment banking and/or advisor services rendered to ITI or Acquisition Sub, if any, (iii) for those expenses payable or assumable by ITI or Acquisition Sub in accordance with representation (7) above, and (iv) as compensation to any employee of any member of the ITI Affiliated Group or the IMA Affiliated Group for services rendered in the ordinary course of his or her employment.

     For purposes of this representation, the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by an IMA stockholder or to cause by other means the release of such guaranty).

          (9) Neither ITI nor any other member of the ITI Affiliated Group has any plan or intention to redeem or otherwise reacquire any of the ITI Common Stock to be issued to the stockholders of IMA in the Merger.

         (10) ITI has no plan or intention to cause, suffer or permit IMA to issue additional shares of its stock, after the Merger, that would result in ITI's losing control of IMA within the meaning of section 368(c) of the Code.

         (11) At the time of the Merger, Acquisition Sub will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock.

         (12) Neither ITI nor any other member of the ITI Affiliated Group has any plan or intention (a) to liquidate IMA, (b) to merge IMA with and into another corporation, (c) except for transfers to controlled corporations (as described in section 368(a)(2)(C) of the Code), to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of IMA, or (d) except for transfers described in section 368(a)(2)(C) of the Code or dispositions made in the ordinary course of business, to cause, suffer, or permit IMA to sell or otherwise dispose of (whether by dividend distribution or otherwise) (i) any assets of IMA (including any assets of Acquisition Sub acquired by IMA as a result of the Merger) or (ii) any assets of any other member of the IMA Affiliated Group.

         (13) After the Merger, ITI and IMA will continue the historic businesses of IMA and the other members of the IMA Affiliated Group, or will use a significant portion of the historic business assets of the members of the IMA Affiliated Group in a business (no stock of any member of the IMA Affiliated Group shall be treated as a business asset for purposes of this representation).

         (14) None of the compensation to be paid or accrued after the Merger to or for the benefit of any stockholder-employee of IMA will be separate consideration for, or allocable to, any of his shares of IMA Common Stock; none of the shares of ITI Common Stock received in the Merger by any IMA stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any IMA stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     The undersigned HEREBY AGREES to communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, within seven days of discovery, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of
ITI this      day of              , 1995.
         ----        -------------



                                                     --------------------------
                                                     [Name]
                                                     [Title]

                                                                 Exhibit B

                            CERTIFICATE

     The undersigned,     [Name]   ,   [Title]   of Insituform Mid-America,
                     -------------- -------------
Inc., a Delaware corporation ("IMA"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Insituform Technologies, Inc., a Delaware corporation ("ITI"), ITI Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and IMA dated May 23, 1995, including the schedules and exhibits thereto, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for IMA, in rendering its opinion to IMA that the merger of Acquisition Sub with and into IMA (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the undertaking set forth in the final paragraph hereof and the representations recited herein will survive the Merger. The representations recited herein may only be relied upon by Thompson & Mitchell.

     The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF IMA, that:

          (1) To the best knowledge of the undersigned, neither ITI nor any other member of ITI's "affiliated group" (as the quoted term is defined in Code section 1504) (the "ITI Affiliated Group") has owned, directly or indirectly, any stock of IMA since June 1, 1991.

          (2) No indebtedness between IMA or any other member of IMA's "affiliated group" (as the quoted term is defined in Code section 1504) (the "IMA Affiliated Group"), on the one hand, and ITI or any other member of the ITI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between IMA, on the one hand, and ITI or Acquisition Sub, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (3) At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of IMA and each liability to which an asset of IMA is subject will have been incurred by IMA in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, IMA will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any IMA stockholder in connection with the Merger. For purposes of this representation,
(a) the term "IMA" shall be deemed also to refer to each other member of the IMA Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by an IMA stockholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any,
(ii) for legal, accounting, and investment banking and/or advisor services rendered to IMA or any other member of the IMA Affiliated Group, if any, and
(iii) as compensation to any employee of IMA or any other member of the IMA Affiliated Group for services rendered in the ordinary course of his or her employment.

          (4) At the time of the Merger, no holder of IMA Class A Common Stock, par value $0.01 per share ("IMA Common Stock"), will be entitled to receive any distribution by reason of Article 4(e)(i) of IMA's Certificate of Incorporation.

          (5) None of the compensation paid or accrued before the Merger to or for the benefit of any IMA stockholder-employee will be separate consideration for, or allocable to, any of his shares of IMA Common Stock; none of the shares of ITI Common Stock received in the Merger by any IMA stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any IMA stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (6) The fair market value of the ITI Class A Common Stock, par value $0.01 per share ("ITI Common Stock"), to be received by each IMA stockholder in the Merger (including cash to be received in lieu of fractional shares of ITI Common Stock, if any) will be approximately equal to the fair market value of the IMA Common Stock surrendered in the Merger by each such stockholder.

          (7) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the IMA Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of IMA Common Stock to sell, exchange or otherwise dispose of a number of shares of ITI Common Stock to be received by such holders in the Merger that would reduce such holders' ownership of ITI Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding IMA Common Stock as of the Effective Date. For purposes of this representation, shares of IMA Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of ITI Common Stock will be treated as outstanding as of the Effective Date. Moreover, all shares of IMA Common Stock and/or shares of ITI Common Stock held by IMA stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.

          (8) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to IMA's stockholders will be paid by those stockholders and not by IMA. IMA will pay its own expenses that are incurred in connection with the Merger.

          (9) Immediately after the Merger, IMA will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in IMA that, if exercised or converted after the Merger, would affect ITI's acquisition or retention of control of IMA (within the meaning of section 368(c) of the Code).

          (10) Immediately after the Merger, IMA will hold assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by IMA immediately prior to the Merger. For purposes of this representation, IMA assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of IMA held immediately prior to the Merger. For purposes of this representation, any asset of IMA or any other member of the IMA Affiliated Group that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of IMA held immediately prior to the Merger.

     The undersigned HEREBY AGREES to communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, within seven days of discovery, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of
IMA this         day of                  , 1995.
         -------       ------------------



                                             ----------------------------------
                                             [Name]
                                             [Title]

                                                                  Exhibit C

                                   CERTIFICATE

     The undersigned stockholder of Insituform Mid-America, Inc., a Delaware corporation ("IMA"), [Stockholder's Name], a holder of *** shares of IMA
                     --------------------              -----
Class  *  Common Stock, par value $0.01 per share ("IMA Common Stock"), HEREBY
      ---
CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Insituform Technologies, Inc., a Delaware corporation ("ITI"), Insituform Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and IMA dated May 23, 1995, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for IMA, in rendering its opinion to IMA that the merger of Acquisition Sub with and into IMA (the "Merger") will constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and (ii) the undertaking set forth in the final paragraph hereof and the representations recited herein will survive the Merger. The representations recited herein may only be relied upon by Thompson & Mitchell.

     The undersigned HEREBY FURTHER CERTIFIES that the undersigned presently has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the ITI class A common stock, par value $0.01 per share ("ITI Common Stock"), to be received in the Merger, with the exception of any fractional share of ITI Common Stock to be exchanged for cash pursuant to the Merger.

     The undersigned HEREBY AGREES to communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

     IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative,
this          day of                , 1995.
     --------        ---------------




                                                ---------------------------
                                                [Name]